EXHIBIT 4.9.3

FORM OF CLASS B WARRANT AGREEMENT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER AND THE PROVISIONS OF THIS WARRANT.

WARRANT TO PURCHASE SHARES
OF COMMON STOCK OF
HYBRID DYNAMICS CORPORATION

Issued to

______________________________________
Name of Warrant Holder

______________________________________
Date

______________________________________
Number of Shares

Warrant No. #B-2009-[____]

HYBRID DYNAMICS CORPORATION
(Incorporated under the laws of the State of Nevada)

This certifies that (the "Warrant Holder") is the owner of a Warrant, subject to adjustment as provided in Section 3 hereof, which entitles the owner thereof to purchase, in whole or in part, and from time to time, as provided in Section 1 hereof, fully paid and nonassessable shares of the common stock, $.00015 par value (the "Common Stock") of HYBRID DYNAMICS CORPORATION, a Nevada corporation (the "Company"), at the purchase price of $5.00 per share (the "Purchase Price"), subject to adjustment as provided in Section 3 hereof, payable in lawful money of the United States of America upon surrender of this Warrant at the principal office of the Company (currently 52-66 Iowa Avenue, Paterson, NJ 07503) or at such other place as the Company may designate by written notice to the Warrant Holder. On the date hereof, the Warrant Holder paid the Company an aggregate price of $100 in consideration for the Warrant.

1.           Exercise.

1.1.        The Warrant evidenced hereby is immediately exercisable as to the number of shares of Common Stock as set forth above and shall terminate at 5:00 p.m., New York time, on June 30, 2014; provided, however, that in no event may any fractional share of the Common Stock be issued.

1.2.        Upon any exercise of the Warrant evidenced hereby, the form of election to purchase set forth as Exhibit A hereto shall be properly completed, executed, and delivered to the Company,

together with a certified check or wire transfer in full payment to the Company of the Purchase Price for the shares as to which the Warrant is exercised.  In the event that there is only a partial exercise of the Warrant evidenced hereby, there shall be issued to the Warrant Holder a new Warrant Certificate, in all respects similar to this Warrant Certificate, evidencing the number of shares of the Common Stock still available for exercise.

1.3.        As soon as practicable after the warrant exercise and upon the receipt of full payment and properly completed documentation, but in any event within five (5) business days from the date of such receipt, the Company, at its sole cost and expense (including the payment of any applicable issuance taxes) shall then cause the Transfer Agent for the Common Stock to issue and deliver certificates evidencing fully paid and nonassessable shares of the Common Stock in the amounts and in such names as are represented by the exercise.

1.4.        If this Warrant shall be surrendered upon exercise within any period during which the transfer books for the Common Stock are closed for any purpose, the Company shall not be required to make delivery of certificates for shares of the Common Stock until the date of the reopening of said transfer books.

2.           Expiration Date.

The Warrant evidenced hereby may not be exercised after the expiration date set forth in Section 1 hereof with respect to the shares of the Common Stock as to which the Warrant may be exercised and, to the extent any such shares are not exercised by such expiration date, the Warrant evidenced hereby shall become void.

3.           When Exercise Effective.

Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the stockholder(s) of record thereof.

4.           Representations of Warrant Holder.

The Warrant Holder represents, warrants and acknowledges to the Company that:

(a)         it is an accredited investor within the meaning of Regulation D promulgated under the Securities Act of 1933;

(b)         it has been furnished with and has carefully read all documents that the Holder has deemed necessary in connection with its investment in the Warrant and is aware of the merits and risks of an investment in the Warrant to be purchased by it and, due to its knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of such investment;

(c)         it has been given the opportunity to ask questions of, and receive answers from, the Company (including its authorized representatives) concerning the terms and conditions of the Warrant to be purchased by it and other matters pertaining to an investment in the Warrant, in order for the Warrant holder to evaluate the merits and risks of an investment in the Warrant to be purchased by it to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(d)         it is aware this Warrant has not been registered under the Securities Act, or any state securities or blue sky laws and, therefore, the Warrant cannot be resold unless it is registered under such laws or unless an exemption from registration thereunder is available;

(e)         it is purchasing the Warrant for its own account for investment, and not with a view to, or for resale in connection with the distribution thereof, and has no present intention of distributing or reselling the Warrant; and

(f)          in making the foregoing representations, it is aware that it must bear, and is able to bear, the economic risk of such investment for an indefinite period of time.

5.           Representations of the Company.

The Company represents, warrants and acknowledges to the Warrant Holder that:

(a)         it is a corporation duly formed and validly existing in the State of Nevada;

(b)         the Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, the number of shares of common stock from time to time issuable upon the exercise of all Warrants at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and non-assessable with no liability on the part of the holders thereof.

(c)         this Warrant has been duly authorized and approved by all requisite action of the Company, and constitutes a valid and binding agreement of the Company; and

(d)         when issued in accordance with the terms of this Warrant, the shares of Common Stock covered by this Warrant will be duly authorized and validly issued, fully paid and non-assessable.

6.           Adjustments

Unless otherwise provided, this Section 6 shall have full force and effect until the expiration of the Warrants.  Subject to the provisions of this Section 6, the Purchase Price and the shares of the Common Stock as to which the Warrant may be exercised shall be subject to adjustments from time to time as hereinafter set forth:

(a)           In the case if Company at any time for from time to time conduct a capital reorganization, declare a dividend, or make a distribution, on the outstanding shares of common stock in shares of common stock or subdivide or reclassify the outstanding shares of common stock into a greater number of shares or combine or reclassify the outstanding shares of common stock into a smaller of shares of common stock, and in each case,

  (i)        the number of shares of common stock into which the Warrant is exercisable shall be adjusted so that the holder shall be entitled to receive, upon the exercise thereof, the number of shares of common stock which the holder would have been entitled to receive after the happening of any of the events described above had the Warrant been exercised immediately prior to the happening of such event or the record date therefore, whichever is earlier.

(b)         Irrespective of any adjustments or change in the Purchase Price or the number of securities actually purchasable under the Warrant, the Warrant theretofore and thereafter issued may continue to express the exercise price and the number of securities purchasable thereunder as the Purchase Price and the number of securities purchasable as expressed in the Warrant when initially issued.

(d)         If at any time while the Warrant is outstanding, the Company shall consolidate with, or merge into, another corporation, firm, or entity, or otherwise enter into a form of business combination, the Warrant Holder shall thereafter be entitled upon exercise thereof to purchase, with respect to each security purchasable thereunder immediately prior to the date on which such consolidation or merger or other form of business combination shall become effective, the securities or property to which a holder of one such security would have been entitled upon such consolidation or merger or other form of business combination, without any change in, or payment in addition to, the Purchase Price in effect immediately prior to such consolidation or merger or  other form of business combination, and the Company shall take such steps in connection with such consolidation or merger or other form of business combination as may be necessary to assure that all the provisions of the Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. The Board of Directors of the Company, in its discretion, may, at any time during the exercise period of the Warrant, extend the exercise period or reduce the Purchase Price for the Warrants) Upon the happening of any event requiring the adjustment of the exercise price hereunder, the Company shall forthwith give written notice thereof to the registered holder of the Warrant stating the adjusted Purchase Price and the adjusted number of securities purchasable upon the exercise thereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The certificate of the Company's independent public accountants shall be conclusive evidence of the correctness of any computation made hereunder.

7.           De Minimis Adjustments.

No adjustment in the number of shares of common stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest whole share.

8.           Intentionally Omitted

9.           Notice to Warrant Holder

Nothing contained herein shall be construed as conferring upon the Warrant Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matter, or any other rights whatsoever as a stockholder of the Company; provided, however, that in the event that:

(a)         the Company shall take action to make any distribution (other than cash dividends payable out of earnings or earned surplus) on the Common Stock;

(b)         the Company shall take action to offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights or securities convertible into the Common Stock;

(c)         the Company shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Company (other than a change in par value, or a change from par value to no par value, or a change from no par value to par value, or a subdivision or combination of the Common Stock), or a consolidation or merger of the Company into, or a sale of all or substantially all of its assets to, another corporation; and the Company shall take action looking to a voluntary dissolution, liquidation or winding up of the Company:

Then, in any one or more of such cases, the Company shall, (x) at least 10 days prior to the date on which the books of the Company shall close or a record date shall be taken for such distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, cause notice thereof to be sent to the Warrant Holder at the address appearing on the Warrant register of the Company and, (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, cause at least 10 days' prior written notice of the date when the same shall take place to be given to the Warrant Holder in the same manner. Such notice in accordance with the foregoing clause (x) shall also specify, in the case of any such distribution or subscription rights, the date on which the holders of the Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (y) shall also specify the date on which the holders of the Common Stock shall be entitled to exchange their shares of the Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to give such notice or any defect therein shall not affect the legality or validity of any of the matters set forth in this Section 9.

10.         Transfers and Exchanges

The Company shall transfer, from time to time, any outstanding Warrant upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The Warrant so canceled shall be delivered to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the rights to purchase a like number of shares. Anything in this Section 9 to the contrary notwithstanding, no transfer shall be made if such transfer would violate Section 5 of the Securities Act.

11.         Payment of Taxes

The Company will pay any documentary stamp taxes attributable to the initial issuance of the Common Stock issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for the Common Stock in a name other than that of  the registered holder of the Warrant in respect of which shares are issued, and in such case the Company shall not be required to issue or deliver any certificates for the Common Stock or any Warrant for remaining shares until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

12.         Mutilated or Missing Warrant

In case the Warrant shall be mutilated, lost, stolen, or destroyed, the Company may in its discretion issue and deliver in exchange and substitution for, and upon cancellation of, the mutilated Warrant, or in lieu of, and in substitution for, the Warrant lost, stolen, or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft, or destruction of such Warrant. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such reasonable charges as the Company may prescribe.

13.         Reserve

The Company covenants and agrees that, from time to time, there will be authorized and available for delivery a sufficient number of its shares of the Common Stock or other securities into which the Warrant is then exercisable to permit the exercise of the Warrant at the time outstanding as and when the certificates shall, from time to time, be deliverable in accordance with Section 1 hereof. In the event that there are insufficient shares or other securities for such purpose, the Company shall use its best efforts to seek stockholder approval for an Amendment to the Company's Certificate of Incorporation and/or to take such other action as is necessary or appropriate to cause such shares or other securities to be authorized.

14.         Governing Law

The Warrant evidenced hereby shall be construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in that State, without giving effect to any principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed manually by a duly authorized officer.

HYBRID DYNAMICS CORPORATION

By:_________________________	___________________
Print Name:	Date
Print Title

Exhibit A
to
WARRANT

ELECTION TO PURCHASE

To:          Hybrid Dynamics Corporation
892 North 340 East
American Fork, UT 84003

(A)              The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 1(2) of the Warrant with respect to _________________(_____) shares of the Common Stock, at an exercise price per share of Common Stock of $____, which the holder would be entitled to receive upon the cash exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to, whose address is:

(B)              The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 1(2) of the Warrant with respect to _________________(_____) shares (the “Shares”) of the Common Stock, and hereby authorizes Hybrid Dynamics Corporation. to withhold ________ shares of Common Stock having a total value of $__________, such value being determined in accordance with the terms of this Warrant, from the Shares otherwise to be received, and requests that the certificates for the Shares be issued in the name of, and delivered to ______________, whose address is:

Dated: _______________

________________________________________
Print or Type Name

________________________________________
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

________________________________________
(Street Address)

________________________________________
(City)                      (State)      (Zip Code)

Note:    The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.